Exhibit 3

COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

THIS COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (the "Agreement" as the same may hereafter be amended and/or restated from time to time) is entered into effective the 4th day of May, 2009, by and between CHANG-HO AHN (the "Secured Party"), and THE AHNS 2009 DESCENDANTS TRUST, an inter vivos trust created under the laws of the State of Maryland, JENNY SONG (or her successor(s)-in-interest), Trustee (the "Debtor").

RECITALS

WHEREAS, pursuant to the terms of the Assignment of Stock between the Debtor, as the purchaser, and the Secured Party, as the seller, of even date herewith ("Transfer Agreement"), the Debtor has purchased and acquired from the Secured Party Two Million Six Hundred Thousand (2,600,000) shares of stock in Rexahn Pharmaceuticals, Inc. (the “Company”), for which interest the Debtor has agreed to pay to the Secured Party the sum of One Million Seven Hundred Sixty-Eight and 00/100 Dollars ($1,768,000.00) as the total purchase price. The Debtor's obligation is evidenced by a secured promissory note issued by the Debtor, as the borrower, to the Secured Party, as the lender, of even date herewith having an original principal amount of One Million Five Hundred Ninety-One Thousand Two Hundred and 00/100 Dollars ($1,591,200.00) (the "Note") as the same may be amended and/or restated from time to time); and

WHEREAS, as an express condition and material inducement to the Secured Party entering into the Transfer Agreement and to accept the Note, the Debtor has agreed to pledge and grant to the Secured Party a security interest in the Two Million Six Hundred Thousand (2,600,000) shares of stock in the Company as collateral to secure the prompt and punctual payment of: (i) all principal, interest, late fees and costs of collection due or to come due under the Note, as well as all future advances that may be made by the Secured Party to the Borrower in the Secured Party's sole discretion, as well as all interest, late fees and costs of collection related thereto whether or not any such future advances are represented by an instrument; and (ii) all fees and costs that may be incurred by the Secured Party under this Agreement (collectively, the "Indebtedness") and the prompt and punctual performance and compliance by the Debtor of all the terms and provisions of this Agreement, all upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of (i) the foregoing recitals which are incorporated herein as a substantive part of this Agreement for all purposes, (ii) the mutual covenants herein contained, and (iii) other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, it is agreed as follows:

1.             Some of the terms used herein with the initial letter(s) capitalized shall have the meaning provided herein, or if any such terms are not defined herein but any such term is defined in the governing documents of the Company as amended and/or restated from time to time ("governing documents”), then such terms shall have the meaning as provided therein, unless the context otherwise requires.

2.             The Debtor hereby irrevocably pledges, assigns, conveys and grants to the Secured Party a continuing security interest in accordance with the Uniform Commercial Code, in and to all of the Two Million Six Hundred Thousand (2,600,000) shares of stock in the Company (the "Pledged Interest"), including without limitation; (i) all of the Debtor's rights arising under the governing documents; (ii) all rights of the Debtor to receive any distributions from the Company; and (iii) all other rights, benefits, prerogatives and privileges of the Debtor arising under the governing documents or by law incidental to or appurtenant to the Pledged Interest, together with any and all subscription rights or options issued in connection with such Pledged Interest, or any other property received on account of, or in connection with, or in exchange for, such Pledged Interest to which the Debtor (as the beneficial holder) is or may hereafter become entitled to receive, and all cash and noncash proceeds of the foregoing (all such property being hereafter collectively called the "Collateral") to secure the full, prompt and punctual payment when due of all the Indebtedness and the full, prompt and punctual performance by the Debtor of all the terms and provisions of this Agreement. It is intended hereby that the definition of the terms "Pledged Interest" and "Collateral" shall be consistently construed and interpreted to afford the broadest meaning and coverage possible to protect the interests of the Secured Party.

3.             The parties acknowledge that the Secured Party may, but is not required to, at any time in the Secured Party's discretion take physical possession of any certificate (or other instruments) that may evidence the Pledged Interest upon prior notice to the Debtor. In any such circumstance, the Debtor shall immediately furnish the Secured Party with all documents evidencing the Pledged Interest as well as a separate assignment (or equivalent document) duly endorsed in form as required by counsel for the Secured Party to transfer title thereto. If at any time the Secured Party has physical possession of the Pledged Interest and the Debtor shall thereafter become entitled to receive or shall receive, in connection with any of the Pledged Interest, a distribution payable in money or property, including securities, then in any such case, the Debtor shall accept same as agent of the Secured Party, in trust for the Secured Party, and shall immediately deliver such distribution to the Secured Party in the exact form received with appropriate assignments (or equivalent documents) duly executed in blank, such distribution, assignments and documents to be held by the Secured Party, subject to the terms of this Agreement, as part of the Collateral.

4.             At any time the Secured Party may, at its option, have any part or all of the Pledged Interest registered in its name or that of its nominee, and the Debtor and the Company hereby covenant that the Company, upon the Secured Party's request, will effect such registration. If that shall be done prior to the occurrence of Default (as hereafter defined), the Debtor shall nevertheless retain all voting rights (if any) with respect to the Pledged Interest, subject to any other limitations or restrictions contained in this Agreement. Immediately and without further notice upon the occurrence of Default, whether or not the Pledged Interest shall have been registered in the name of the Secured Party or its nominee, the Secured Party or its nominees shall have, with respect to the Pledged Interest:

(a)           The right to exercise all voting rights, if applicable.

(b)           With respect to all of the Pledged Interest, all other rights, including conversion, exchange, subscription, or other rights, privileges, or options pertaining thereto as if the Secured Party were the absolute owner; the Secured Party shall have no duty, however, to exercise any of the rights, privileges, or options described or referred to in this Section 4 and shall not be responsible for any failure to do so or delay in so doing; and the Secured Party may by written notice to the Debtor relinquish, either partially or completely in accordance with any terms or conditions the Secured Party may set forth in such notice, any or all voting rights the Secured Party may acquire pursuant to this Section 4.

5.             Absent Default, any and all distributions payable by the Company to the Debtor on account of the Pledged Interest may be retained by the Debtor. Any and all other distributions shall be paid over to the Secured Party to be applied to the Indebtedness in such order as it shall determine. Notwithstanding the foregoing, unless and until the Secured Party exercises its rights hereunder and becomes the actual owner of the Pledged Interest, the Debtor shall be solely responsible for payment of any and all income or other taxes attributable to the Pledged Interest, as well as any interest, penalties or other additions to tax, and shall indemnify and hold harmless the Secured Party therefrom. After the Secured Party becomes the actual owner of the Pledged Interest, the Secured Party shall be solely responsible for payment of any and all income and other taxes attributable to the Pledged Interest.

6.             The Debtor represents and warrants to the Secured Party that:

(a)           The Debtor is the legal and beneficial owner of Two Million Six Hundred Thousand (2,600,000) shares of stock in the Company.

(b)           The Pledged Interest owned by the Debtor has been duly and validly issued, is fully paid for and nonassessable, and is held free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance, or security interest, except the security interest created under this Agreement.

(c)           Upon filing of UCC financing statements with the State of Maryland, this Agreement shall create a valid first lien upon and perfected security interest in the Pledged Interest owned by the Debtor and in the proceeds thereof.

(d)           The Debtor has the full legal right to enter into this Agreement and perform all of its terms and conditions, and this Agreement represents a valid and binding obligation of the Debtor which is enforceable against the Debtor in accordance with its terms.

(e)           No consent or approval of the Company or any third party is necessary to effect the pledge, assignment and/or creation of the security interest contemplated hereby, or if required, has been duly obtained.

(f)           The execution and delivery of this Agreement, and the performance of its terms, will not violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance, or other governmental rule or regulation applicable to the Debtor or any of its property.

(g)           The Pledged Interest is not subject to any purchase option or right in favor of any other person (including, but not limited to, the Company or any other Stockholder of the Company) or any assignment, buy-sell or similar type of agreement other than as provided in the governing documents.

7.             The Debtor hereby covenants and agrees that, until all of the Indebtedness has been satisfied in full, the Debtor will:

(a)           Not sell, convey, or otherwise dispose of any of the Pledged Interest or any interest therein owned by the Debtor or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance, or any security interest whatsoever in or with respect to any of the Pledged Interest owned by Debtor or its proceeds, other than that created hereby.

(b)           Not vote, consent to or authorize any amendment to the governing documents without first securing the Secured Party's prior written consent, the granting of which shall be in the Secured Party's discretion.

(c)           Promptly deliver to the Secured Party all written notices received by the Debtor with respect to the Pledged Interest.

(d)           Provide the Secured Party with such information concerning the Company, its business and/or finances as the Secured Party may reasonably request, provided that the Debtor either has possession of such information or has reasonable access to such information.

(e)           Execute and deliver to the Secured Party within five (5) business days after request such UCC Financing Statements and/or other papers or instruments which the Secured Party may reasonably request in order to perfect or otherwise protect the security interest created hereby, and pay or reimburse the Secured Party upon demand for any and all filing fees, recordation taxes or other sums of money required to be expended to record same.

(f)           Perform and observe all of the terms and provisions of the governing documents to be performed or observed by it as a Stockholder of the Company and take all steps or measures to enforce its rights as a Stockholder of the Company under the governing documents or by law.

(g)           Permit the Secured Party to discuss the Company's affairs, finances and accounts with any officer or director of the Company.

8.             The Debtor shall be in default under this Agreement for all purposes ("Default") upon the occurrence of any of the following: (i) nonpayment when due of any of the Indebtedness taking into account any separate period allowed for cure under the Note; (ii) any other uncured default under the Note or under the terms of any other instrument or document evidencing, guarantying or otherwise securing the Indebtedness or any part thereof; (iii) any breach or noncompliance by the Debtor with the provisions of this Agreement, provided (a) written notice to such effect shall have been sent by the Secured Party to the Debtor, (b) the Debtor shall have been given a period of ten (10) days from the date of receipt of such notice to cure such breach or noncompliance within such ten (10) day period, and (c) the Debtor shall have failed to cure such breach or non-compliance, and provided further that the Debtor shall not be entitled to cure more than two (2) such occurrences in any consecutive twelve (12) month period; and (iv) any breach or noncompliance by the Company with the provisions of this Agreement applicable to it, provided (a) written notice of such breach or non-compliance shall have been sent by the Secured Party to both the Debtor and the Company, (b) the Company shall have been given a period of ten (10) days from the date of receipt of such notice to cure such breach or noncompliance, and (c) the Company shall have failed to cure such breach or non-compliance within such ten (10) day period, and provided further that the Company shall not be entitled to cure more than two (2) such occurrences in any consecutive twelve (12) month period.

9.             Upon Default, the Secured Party shall have all rights and remedies as a secured creditor under the Uniform Commercial Code with respect to the Collateral. Without limitation thereon, the Secured Party is authorized and shall have the right to: (i) declare all outstanding principal and accrued but unpaid interest under the Note or under any item constituting the Indebtedness to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived; (ii) transfer any part or all the Collateral into the name of the Secured Party or its nominee; (iii) take control of any of the Collateral; (iv) receive any distributions or other proceeds paid with respect to the Collateral; and (v) sell all or any part or portion of the Collateral which the Secured Party, in its sole and absolute discretion, determines. The Secured Party may require the Company to pay to the Secured Party all distributions to which the Debtor would otherwise be entitled, and the Company agrees to make such payments directly to the Secured Party. Further and without limiting the foregoing, the Secured Party or any assignee of the Secured Party shall have the right, at its option and discretion, to become a Stockholder of the Company in the stead of the Debtor and to exercise all rights of a Stockholder in the Company. This Agreement shall not relieve the Debtor of any of its obligations or duties as a Stockholder of the Company under the governing documents or by law. The Secured Party does not assume and shall not be responsible for any obligations or liabilities of the Debtor, whether arising under the governing documents or otherwise, unless the Secured Party becomes a substituted Stockholder of the Company and assumes those liabilities and obligations in writing. The Debtor shall indemnify the Secured Party against all claims arising out of or connected with the Company or its business or affairs.

10.           Upon the occurrence of Default, the Secured Party, without demand of performance or other demand, advertisement, or notice of any kind to or upon the Debtor or any other person, all of which are, to the extent permitted by law, expressly waived except notice of the time and place of any public or private sale, may forthwith take possession of the Collateral if not already in its possession and/or realize upon the Collateral or any part thereof or interest therein, or agree to do so, in one or more parcels at public or private sale or sales, at any exchange, broker's board, or at any of the Secured Party's offices or elsewhere, at such price and on such terms - including without limitation, a requirement that any purchaser of all or any part of the Collateral purchase same for investment purposes only and without any intention to make distribution thereof - as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to the Secured Party or any purchaser to purchase upon any such sale the whole or any part of the Collateral free of any right or equity of redemption in the Debtor, which right or equity is hereby expressly waived and released. The Debtor shall reimburse the Secured Party upon demand for all costs incurred by the Secured Party in realizing upon the Collateral or enforcing this Agreement, which sums shall be considered part of the Indebtedness secured hereby. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of the Collateral coming into the Secured Party's possession may be applied by the Secured Party to any of the Indebtedness, whether matured or unmatured, as the Secured Party shall determine in its sole but reasonable discretion. Secured Party may defer the application of non-cash proceeds of the Collateral to the Indebtedness until cash proceeds are actually received by the Secured Party.

11.           Notwithstanding the foregoing, the Debtor recognizes that the Secured Party may be unable to effect a public sale of all or a part of the Collateral and may be compelled or deem it best to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment purposes only and not with a view to the distribution or resale thereof. The Debtor acknowledges that any private sales may be at prices and on terms less favorable than those of public sales, and agrees that these private sales shall be deemed to have been made in a commercially reasonable manner and that the Secured Party has no obligation to delay sale of any the Collateral to permit the Company to register the Collateral for public sale under any federal or state securities law.

12.           The Debtor shall at any time, and from time to time, execute and deliver upon the written request of the Secured Party such further documents and do such further acts and things as the Secured Party may reasonably request to effect the purposes of this Agreement. The Debtor hereby authorizes the Secured Party to file UCC Financing Statements and/or other papers or instruments which the Secured Party may reasonably request in order to perfect or otherwise protect the security interest created hereby and pay or reimburse the Secured Party upon demand for any and all filing fees, recordation taxes or other sums of money required to be expended to record same. The Debtor agrees to pay to the Secured Party on demand (i) the amount of all expenses paid or incurred by the Secured Party in consulting with counsel concerning any of the Secured Party's rights hereunder, under the Note or under applicable law, (ii) all expenses, including attorneys' fees and court costs, paid or incurred by the Secured Party in protecting, exercising or enforcing any of its rights hereunder, under the Note or under applicable law, together with (iii) interest on all such amounts at the highest rate and calculated in the manner provided in the Note, all of which shall be considered part of the Indebtedness secured hereby. The provisions of this subsection shall survive the termination of this Agreement and the Secured Party's security interest hereunder and the payment of all Indebtedness.

13.           Upon the satisfaction in full of all Indebtedness and the satisfaction of all additional costs and expenses of the Secured Party as provided herein, this Agreement shall terminate and the lien and security interest of the Secured Party shall cease.

14.           Beyond the exercise of reasonable care to assure the safe custody of any of the Collateral while in the physical possession of the Secured Party, the Secured Party shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it or tendering surrender of it to the Debtor. The Secured Party shall have no liability or duty, either before or after the occurrence of Default, on account of loss of or damage to the Collateral, (i) to collect or enforce any of its rights against the Collateral, (ii) to collect any income or distributions accruing on the Collateral, or (iii) to preserve rights against account debtors or other parties with prior interests in the Collateral. If the Secured Party actually receives any notices requiring action with respect to the Collateral in its possession, the Secured Party shall take reasonable steps to forward such notices to the Debtor. The Debtor is solely responsible for responding to notices concerning, the Collateral, voting the Collateral, and exercising rights, options and calls with respect to, and conversions of, the Collateral where such action is otherwise permitted under the terms of this Agreement.  The Secured Party's sole responsibility is to take such action as is reasonably requested by the Debtor in writing; however, the Secured Party is not responsible to take any action that, in its judgment, would adversely affect the value of the Collateral as security. While the Secured Party is not required or obligated to take any actions to preserve and maintain the Collateral, the Debtor authorizes the Secured Party to take any such actions that the Secured Party, in its discretion, determines are necessary or appropriate to preserve and maintain the Collateral.

15.           No course of dealing between the Debtor and the Secured Party, or any failure to exercise, or any delay in exercising, any right, power, or privilege of the Secured Party hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or thereunder preclude any other or further exercise thereof.

16.           Any notice, request or other communication in connection with this Agreement shall be in writing and, if sent by registered or certified mail, shall be deemed to have been given when received by the party to whom directed, or if sent by mail but not registered or certified, shall be deemed to have been given three (3) business days after the date deposited in the mail, postage prepaid, provided that any such notice or communication shall be addressed to a party hereto as provided in the Company's records (or at such other address as such party shall specify in writing to the other parties hereto). Notwithstanding anything to the contrary, all notices and demands for payment from the Secured Party actually received in writing by the Debtor shall be considered to be effective upon receipt thereof by the Debtor regardless of the procedure or method utilized to accomplish delivery thereof to the Debtor.

17.           The rights, powers and remedies given to the Secured Party under this Agreement shall be in addition to all rights, powers and remedies afforded to the Secured Party by virtue of the Note, any of the other security documents, or by law, all of which shall be cumulative. Any forbearance, delay or failure by the Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, nor shall any such forbearance, delay or failure preclude future the exercise of any such right, power or remedy.

18.           The provisions of this Agreement shall be binding upon and shall inure to the benefit of the respective personal and legal representatives, heirs and successors of the parties, as the case may be. The term "Secured Party" when used herein shall include reference to any subsequent holder or taker of the Note if he, she or it is also assigned or transferred the rights of the holder to the Collateral

19.           This Agreement may be executed in two or more counterparts and/or with one or more signature pages and/or at different times, all of which together shall constitute one and the same instrument effective as of the date first set forth above.

20.           Whenever under the terms of this Agreement the Secured Party is permitted or required to exercise its judgment or discretion as to any matter, then such matter shall be decided in the sole, absolute and subjective discretion of the Secured Party to the fullest extent permitted by law unless otherwise provided to the contrary in this Agreement.

21.           The Company shall be entitled to rely conclusively upon the provisions of this Agreement as to the rights of the Secured Party with respect to the Collateral and shall be fully protected in dealing with the Secured Party in the manner permitted hereby.

22.           Notwithstanding any other provision of this Agreement to the contrary, until such time as the Secured Party or its assignee acquires the Pledged Interest on or after Default, neither the Secured Party nor its assignee shall be considered a Stockholder of the Company for any purpose, it being acknowledged that the security interest granted to the Secured Party hereby is intended solely as a collateral assignment as security for the Indebtedness.

23.           The Debtor hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of the Debtor against the Secured Party on account of actions taken or not taken by the Secured Party in the exercise of the Secured Party's rights or remedies hereunder, under the Note or under applicable law; (c) all claims of the Debtor for failure of the Secured Party to comply with any requirement of applicable law relating to enforcement of the Secured Party's rights or remedies hereunder, under the Note or under applicable law; (d) all rights of redemption of the Debtor with respect to the Collateral; (e) in the event the Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions; (g) any and all other notices or demands which by applicable law must be given to or made upon the Debtor by the Secured Party; (h) settlement, compromise or release of the obligations of any person primarily or secondarily liable upon any of the Indebtedness; (i) all rights of the Debtor to demand that the Secured Party release account debtors from further obligation to the Secured Party; and (j) substitution, impairment, exchange or release of any Collateral for any of the Indebtedness. The Debtor agrees that the Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Note and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Indebtedness.

24.           The performance and construction of this Agreement shall be governed by the internal laws of the State of Maryland. The Debtor agrees that any suit, action or proceeding instituted against the Debtor with respect to any of the Indebtedness, the Collateral, this Agreement or the Note may be brought in any court of competent jurisdiction (state or federal) located in the State of Maryland.  By its execution of this Agreement, the Debtor hereby irrevocably waives any objection and any right of immunity in any legal proceeding, including actions in execution of any judgments arising from any such legal proceeding, on the ground of venue, the convenience of the forum or the jurisdiction of such courts.  The Debtor hereby irrevocably accepts and submits to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

25.           If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

26.           Without limiting the other rights and remedies of the Secured Party hereunder, the Debtor hereby irrevocably appoints the Secured Party as the Debtor's attorney-in-fact (which appointment is coupled with an interest), with power of substitution, to do any of the following at the time of or at any time after the occurrence of Default, in the name of the Debtor or in the name the Secured Party, for the use and benefit of the Secured Party, but at the cost and expense of the Debtor, and without notice to the Debtor: (i) exercise all ownership rights with respect to the Collateral and to sell the Debtor's interest in the Collateral; (ii) notify the Company to make payment of any distributions with respect to the Collateral directly to the Secured Party and take control of the cash and noncash proceeds of the Collateral; (iii) compromise, extend or renew any of the Collateral or deal with the same as the Secured Party may deem advisable; (iv) release, exchange, make substitutes for, or surrender all or any part of the Collateral; (v) demand, collect, receive for, and give renewals, extensions, discharges, and releases of any of the Collateral; (vi) institute and prosecute legal and equitable proceedings to enforce the collection of, or realize upon, any of the Collateral; (vii) settle, renew, extend, compromise, compound, exchange, or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (viii) endorse the name of the Debtor upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against the Company; and (ix) execute any appropriate amendments to the governing documents in order to protect and preserve the Secured Party's interests in the Collateral or otherwise carry out the provisions of this Agreement.

27.           THE DEBTOR HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE SECURED PARTY AND THE DEBTOR MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, THE NOTE AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO A DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE DEBTOR, AND THE DEBTOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE DEBTOR SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE DEBTOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

IN WITNESS WHEREOF, the parties have each executed this Agreement as of the day and year first above written.

Debtor:
THE AHNS 2009 DESCENDANTS TRUST, u/a/d the
29th day of April, 2009

/s/ Jenny Song
by: JENNY SONG, Trustee

Secured Party:
CHANG-HO AHN

/s/ Chang-Ho Ahn